UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2012

Monarch Casino & Resort, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22088	88-0300760
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 South Virginia Street, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 335-4600

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On August 23, 2012, the Nevada Gaming Commission (“Commission”) approved the application of Monarch Casino & Resort, Inc. and its wholly-owned subsidiary, Monarch Interactive, Inc. (collectively, “Monarch”) for a license to conduct intrastate interactive gaming in the State of Nevada.  Under the approval and before the license is issued, Monarch will still be required to meet the Commission’s conditions.  In addition, before launching the interactive gaming business, Monarch will be required to enter into one or more contracts with licensed interactive gaming service providers, which contracts have not yet been consummated.  Nevada law currently limits permissible interactive gaming to poker.

Monarch issued a press release dated August 23, 2012 which is attached hereto as Exhibit 99.1.

Monarch’s ability to offer interactive poker in the State of Nevada is subject to, among other things, the following:

•                  Satisfaction of all conditions imposed by the Commission, which include, approval of, and attestation by an independent accountant, of internal controls with respect to interactive gaming, adoption of a gaming compliance plan with respect to interactive gaming, and filing with, and approval of, a plan of operations with the Nevada Gaming Control Board;

•                  Payment of a license fee of $500,000, to cover a two-year period, or a pro-rata amount based upon the time of payment;

•                  Entry into one or more contracts with licensed interactive gaming service provider(s) that will provide the necessary hardware and software systems to conduct interactive gaming;

•                  Nevada regulatory approval of the interactive gaming systems, which, to date, have not yet been approved; and

•                  Market and economic conditions that will, in the opinion of Monarch’s management, justify launching interactive poker.

Monarch is unable to provide assurances of the date of completion of all such conditions described above, but is focused initially on selecting one or more interactive service providers.  If Monarch does not commence interactive gaming operations within six (6) months of August 23, 2012, it must seek an extension of its approval from the Commission.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits.

Exhibit 99.1.              Press release dated August 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monarch Casino and Resort, Inc.

Date: August 24, 2012	/s/ John Farahi
John Farahi
Co-Chairman of the Board, Chief Executive Officer, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release dated August 23, 2012.